Registration Number 333-144431
EXHIBIT 7

Latest Report of Condition of Trustee

Zions First National Bank Salt Lake City, UT 84111	FFIEC 031 RC-1
FDIC Certificate Number – 02270

Consolidated Report of Condition for insured Commercial
and State-Chartered Savings Banks for June 30, 2007

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

	Dollar Amounts (in Thousands)
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)		825,805
b. Interest-bearing balances (2)		22,579

2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)		350,739
b. Available-for-sale securities (from Schedule RC-B, column D)		789,088

3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		1,056,887
b. Securities purchased under agreements to resell (3)		482,893

4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale		88,683
b. Loans and leases, net of unearned income	11,680,020
c. LESS: Allowance for loan and lease losses	113,750
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		11,566,270

5. Trading assets (from Schedule RC-D)		22,808
6. Premises and fixed assets (including capitalized leases)		142,374
7. Other real estate owned (from Schedule RC-M)		3,496
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		22,526
9. Not applicable
10. Intangible assets:
a. Goodwill		21,727
b. Other intangible assets (from Schedule RC-M)		2,765
11. Other assets (from Schedule RC-F)		676,980

12. Total assets (sum of items 1 through 11)		16,075,620
_______
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Zions First National Bank Salt Lake City, UT 84111	FFIEC 031 RC-1
FDIC Certificate Number – 02270

Schedule RC - Continued
	Dollar Amounts (in Thousands)
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)		9,958,340
(1) Noninterest-bearing(1)	2,430,625
(2) Interest-bearing	7,527,715
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)		1,373,138
(1) Noninterest-bearing	0
(2) Interest-bearing	1,373,138

14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices (2)		1,983,390
b. Securities sold under agreements to repurchase (3)		428,452

15. Trading liabilities (from Schedule RC-D)		21,467

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		663,948

17. and 18. Not applicable

19. Subordinated notes and debentures (4)		424,000

20. Other liabilities (from Schedule RC-G)		213,627

21. Total liabilities (sum of items 13 through 20)		15,066,362

22. Minority interest in consolidated subsidiaries		1,037

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus		0
24. Common stock		15,000
25. Surplus (exclude all surplus related to preferred stock)		267,791

26. a. Retained earnings		740,828
b. Accumulated other comprehensive income (5)		(15,398)

27. Other equity capital components (6)		0
28. Total equity capital (sum of items 23 through 27)		1,008,221

29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)		16,075,620
__________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.